CONVERTIBLE DEBENTURE

Date: January 26, 2001

Maker: Americana Publishing, Inc.

Maker's Mailing Address (including county): 303 San Mateo NE, Suite 104A
Bernalillo County
Albuquerque, NM 87108

Payee: George Lovato, Jr.

Place for Payment: 303 San Mateo NE,
Suite 104A
Albuquerque, NM 87108

Principal Amount: As set out in Schedule A attached hereto and incorporated herein by reference as of November 1, 2001 and updated annually thereafter on November 1 of each succeeding year until paid in full.

Annual Interest Rate on Unpaid Principal from Date: 0.00%

Annual Interest Rate on Matured, Unpaid Amounts: 0.00%

Terms of Payment (principal and interest): Principal shall be payable in full on demand. In the event Maker elects to pay in full prior to the due date, then Payee shall have the option of accepting either cash or stock or cash and stock in repayment of this debt. Said stock shall be deemed to be valued at an amount equal to 50% of the lesser of the average of the lowest three (3) closing bid prices of the Maker's Common Stock as reported by the over-the-counter electronic bulletin board ("OTCBB") or such other exchange where the Maker's Common Stock is then trading during: (i) the thirty trading days prior to the Due-Date, or (ii) the 30 trading days immediately prior to the date or dates all or any portion of this Convertible Debenture is exercised (each such date an "Exercise Date").

Maker promises to pay to the order of Payee at the place for payment and according to the terms of payment the principal amount plus interest at the rates stated above.

If Maker defaults in the payment of this note or in the performance of any obligation in any instrument securing or collateral to it, and the default continues after Payee gives Maker notice of the default and the time within which it must be

cured, as may be required by law or by written agreement, then payee may declare the unpaid principal balance and earned interest on this note immediately due. Maker and each surety, endorser, and guarantor waive all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, and notices of protest, to the extent permitted by law.

If this note or any instrument securing or collateral to it is given to an attorney for collection or enforcement, or if suit is brought for collection of enforcement, or if it is collected or enforced through probate, bankruptcy, or other judicial proceeding, then Maker shall pay payee all costs of collection and enforcement including reasonable attorney's fees and court costs, in addition to other amounts due. Reasonable attorney's fees shall be 10% of all amounts due unless either party pleads otherwise.

Each Maker is responsible for all obligations represented by this note. When the context requires, singular nouns and pronouns include the plural.

AMERICANA

PUBLISHING, INC.,

Maker

by:

Jr., ,

George Lovato,

Chairman and CEO

Schedule A
to
Convertible Debenture in the Name of George Lovato, Jr.
Dated January 26, 2001

Amount owing from
Americana Publishing, Incorporated,
to George Lovato, Jr., as of November 1, 2003.

$54,777.47

Agreed as to substance and form:

____
George Lovato, Jr., Individually

Americana Publishing, Inc.

by:____________________________
George Lovato, Jr., Chairman and CEO

NON-RECOURSE ASSIGNMENT OF NOTE

THIS ASSIGNMENT made this 23rd day of December, 2003 by and between George Lovato, Jr., (the "Assignor"), and ADVANTAGE FUND I, LLC, with an office at 2999 NE 191st Street, Penthouse 2, N. Miami Beach, Florida 33180 (the "Assignee").

WITNESSETH

WHEREAS, Assignor is the Holder of that certain Convertible Debenture made by Americana Publishing, Inc. and dated January 26, 2001 in the principal amount of $54,777.47 ("Convertible Debenture");

WHEREAS, Assignee has loaned Assignor the sum of $50,000 evidenced by a promissory note dated even date herewith ("Promissory Note") which Promissory Note has Assignor securing payment by assigning Convertible Debenture to Assignee;

WHEREAS, Assignor desires to satisfy the terms of the Promissory Note by assigning to Assignee all of its rights, title and interests in the Convertible Debenture;

NOW, THEREFORE, for and in consideration of the sum of One Dollar ($1.00) paid by each of the parties to the other, receipt of which is hereby acknowledged, and in further consideration of the mutual covenants hereinafter set forth, the parties hereby agree as follows:

1. Assignor does hereby assign, transfer and set over to Assignee, its successors and assigns, all of its rights, title and interests, as Holder, in and the Convertible Debenture

2. This assignment is given as satisfaction of the terms of the Promissory Note and Security Agreement.

3. The Assignor warrants, represents and covenants that:

(a) the copy of the Convertible Debenture attached hereto is a true and correct copy of the original Convertible Debenture;

(b) Assignor is the sole and absolute owner the Convertible Debenture, free of all claims, encumbrances and security interests of every nature;

(c) Assignor has not heretofore assigned or pledged the Convertible Debenture l or any interest in the Convertible Debenture;

4. This assignment is intended to be supplementary to and not in substitution for the Promissory Note and Security Agreement.

5. Notices hereunder shall be given in writing by certified or registered mail, return receipt requested, addressed to such addresses as the parties may designate.

6. This assignment is binding upon the successors and assigns of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this instrument the day and year first above written.

____
GEORGE LOVATO

ASSIGNMENT HEREBY ACCEPTED AND AGREED TO BY:

ADVANTAGE FUND I, LLC

BY:______________________
President